UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.”  All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to:  our ability to successfully receive committed funds and close on all subscription agreements that have been executed in connection with the Offering; our ability to timely satisfy the conditions to the Alfredo Sellers’ obligations to purchase Units; our ability to timely close on the Acquisition of interests in the Maricunga Project; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic conditions; political stability; and lithium prices.  For further information about the risks we face, see “Risk Factors” in Part I, Item 1A of Amendment No. 1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 5, 2010.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01          Entry into a Material Definitive Agreement.

The information in Item 3.02 below relating to the registration rights agreement referred to therein and to the Amending Agreement and the Alfredo SPA (each as defined below) is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.

On April 7, 2011, we held a closing of a private placement offering (the “Offering”) with respect to an aggregate of 7,406,666 units of our securities (the “Units”) to institutional and accredited investors and non-U.S. persons, for aggregate gross proceeds of approximately $1,999,800, at an offering price of $0.27 per Unit.  Each Unit consists of (i) one share of our common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase one-half of a share of Common Stock, at an exercise price of $0.40 per whole share (the “Warrants”).  The Warrants will be exercisable from issuance for a period of three years.  We have received subscriptions for an additional approximately 4.5 million Units in the Offering (the “Tendered Subscriptions”) representing potential gross proceeds of approximately $1.2 million.  However, there can be no assurance that we will close on any of the Tendered Subscriptions.

Pursuant to a registration rights agreement, we have agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date (i.e., by June 21, 2011) to register the shares of common stock and the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  If we do not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).

We entered into agreements with placement agents (the “Agents”) to pay cash fees of 8% of the purchase price of each Unit sold in the Offering to investors introduced to us by such Agent (the “Introduced Investors”), and to issue such Agent three-year warrants (the “Agent Warrants”) exercisable at $0.27 per share to purchase a number of shares of Common Stock equal to up to 8% of the shares of Common Stock included in the Units sold in the Offering to the Introduced Investors. As a result of the sales of the Units in this closing, we have become obligated to pay an aggregate of approximately $147,984 of fees to the Agents and have become obligated to issue Agent Warrants to purchase an aggregate of 592,533 shares of Common Stock.

The sale of the Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Common Stock and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

In addition, we have received approximately $1,121,000 in gross proceeds from the cash exercise of certain warrants we had previously issued.  We had previously made a private solicitation of the holders of our outstanding warrants to purchase the Common Stock for $0.15 per share, expiring February 22, 2016, to exercise such warrants immediately in exchange for new warrants with the same expiration date and an exercise price of US$0.50 per share in a number equal to one-half of the number of shares of common stock for which a warrant holder exercises its existing warrants.  In total, we will issue 7,473,336 new shares of common stock and new $0.50 warrants to purchase approximately 3,736,671 shares of common stock in connection with the warrant exercise solicitation.

We agreed to pay a finder (the “Finder”) cash fees of 5% of the aggregate exercise price of warrants exercised during the warrant exercise solicitation period.  As a result of the warrant exercise solicitation, we have become obligated to pay $56,050 of fees to the Finder.

Our issuances of Common Stock and new $0.50 warrants pursuant to the warrant exercise solicitation were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Common Stock and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

We intend to apply the net proceeds of the Offering and the warrant exercises towards the consummation of our proposed acquisition of a 60% interest in the Maricunga Project in Chile.

Further, we have agreed to certain amendments to the Stock Purchase Agreement, dated as of August 3, 2010 (the “Alfredo SPA”), under which we purchased Alfredo Holdings, Ltd., from the sellers thereof (the “Alfredo Sellers”), pursuant to an Amending Agreement (the “Amending Agreement”), dated as of March 30, 2011, among us and the Alfredo Sellers, which was executed and delivered on April 4, 2011.

Originally, the Alfredo Sellers had an option granted under the Alfredo SPA (the “Vendors’ Milestone Option”), exercisable within a limited period following our obtaining certain NI 43-101 resource reports on our iodine nitrate and lithium properties, that entitled the Alfredo Sellers to purchase between $2.5 million and $10 million shares of Common Stock at a price per share equal to the greater of $0.25 and the 30-day volume weighted average price (“VWAP”) at such time.  We and the Alfredo Sellers have agreed, subject to the condition described below, to revise the Vendors’ Milestone Option  to constitute two options:  (i) an option (the “Resource Option”), exercisable within limited periods following our obtaining NI 43-101 Measured, Indicated and Inferred Resource reports on either our iodine nitrate or our lithium properties in Chile, which entitles the Alfredo Sellers to purchase up to an aggregate of $10 million of Common Stock at a price per share equal to the greater of $0.27 and 80% of the 20-day volume-weighted average price (“VWAP”) at such time; and (ii) a second option (the “Feasibility Option” and, together with the Resource Option, the “Revised Vendor Options”), exercisable within limited periods following our obtaining NI 43-101 Measured and Indicated mineral reserve reports on either our iodine nitrate or our lithium properties in Chile, which entitles the Alfredo Sellers to purchase an aggregate of up to $15 million of Common Stock at a price per share equal to the greater of $0.27 and 80% of the 20-day VWAP at such time.  To the extent that the Alfredo Sellers either have not exercised the Resource Option or have exercised only part thereof, to the extent the exercise period for such Resource Option has not then expired, the Alfredo Sellers have the right to add the unexercised portion of the Resource Option to the total amount exercisable under the Feasibility Option.

The Vendors’ Milestone Option will only be modified as set forth above if the Alfredo Sellers close on a subscription for an aggregate of $2,000,000 in the Offering.  The Alfredo Sellers have entered into subscription agreements with us for $2,000,000 in the Offering, the closing of which is conditioned on our raising the additional funds required to complete, and completing, the purchase of our prospective interest in the Maricunga Project by May 1, 2011.  There can be no assurance that we will be successful in raising any additional financing or completing such acquisition in a timely manner or at all.

If the Alfredo Sellers’ subscription closes, we will grant the Alfredo Sellers demand registration rights (collectively, the “Vendor Registration Rights”):  (i) with respect to the 10,000,000 shares of Common Stock previously issued pursuant to the Alfredo SPA (the “Initial Purchase Shares”), to the extent that they are not sellable under Rule 144 under the Securities Act by the Alfredo Sellers after the contractual lock-up period with respect thereto expires on February 3, 2012; and (ii) with respect to any shares of Common Stock issued pursuant to the Revised Vendor Options (the “Vendor Option Shares”) or other shares of Common Stock that may be issued pursuant to the  Alfredo SPA, to the extent that they are not sellable under Rule 144 by the Alfredo Sellers after the termination of the statutory holding period imposed on non-affiliates by Rule 144 or other applicable analogous exemption.

Section 2.1 of the Alfredo SPA provides for payments of an aggregate of $5,500,000 (the “Contingent Consideration”) upon the achievement of certain milestones with respect to a mine on the Alfredo property.  We have agreed that, to the extent that we acquire another iodine nitrate project in Chile and such property is advanced in priority to the Alfredo Property, we will pay the Alfredo Sellers the Contingent Consideration with respect to achieving the relevant milestones with respect to any Chilean iodine nitrate property.  In the event Contingent Consideration for any milestone is paid in respect of any iodine nitrate project (including the Alfredo Property), no Contingent Consideration for the same milestone will be payable in respect of any other iodine nitrate project.

On March 1, 2011, we announced that we had signed a binding agreement with a group of private companies to acquire 60% ownership of the companies, which collectively own the Maricunga Project, for $6 million in cash and a number of shares of our Common Stock equal to 30% of our outstanding stock on a post-transaction basis (the “Acquisition”).  In addition, we would commit to invest a total of up to $5 million in work programs on exploration and studies to advance Maricunga towards the feasibility study stage.  Our obligation to close this acquisition is subject to our financing of the cash purchase price and other customary conditions. We would be obligated to issue additional shares to the sellers upon exercise of any of our options and warrants outstanding at the time of closing, in proportion to the sellers’ percentage ownership as of closing.  The binding agreement was to expire on March 24, 2011, if a closing had not taken place, but it has been extended until April 26, 2011.

[Signature page follows immediately]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: April 8, 2011	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer